UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 1400 Fashion Island Boulevard, Suite 700, San Mateo, CA 94404

Registrant’s telephone number, including area code: (650) 472-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of New Chief Operating Officer;

(e)	Amendment of Compensatory Arrangement of New Chief Operating Officer

On August 11, 2016, the Board of Directors of RingCentral, Inc. (the “Company”) appointed David Sipes to the position of Chief Operating Officer. Mr. Sipes, 49, has served with the Company since June 2008 in a variety of positions, including most recently as Executive Vice President and Chief Revenue Officer. Earlier in his career, from 1999 to June 2008, Mr. Sipes was a co-founder and served as Chief Operating Officer at Branders.com, a business to business ecommerce seller of promotional items. Prior to that, from 1994 to 1999, Mr. Sipes was a principal at Booz Allen Hamilton, a management consulting firm.

In connection with Mr. Sipes’ appointment as Chief Operating Officer, the Company and Mr. Sipes entered into a letter agreement (the “COO Letter Agreement”) dated August 12, 2016, which supplements his employment offer letter, dated June 10, 2008. Pursuant to the COO Letter Agreement, Mr. Sipes will be paid a base salary of $351,000 and will be eligible for an annual target MBO bonus of 90% of his base salary. Mr. Sipes will continue to be eligible for the Company’s standard benefits programs, and all other terms of his employment will continue to remain in effect, except as described in the COO Letter Agreement. The COO Letter Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2016.

In connection with his promotion, Mr. Sipes was also granted an award of 32,000 restricted stock units (the “RSU Award”). The RSU Award will vest as follows: 1/16th of the shares underlying the RSU Award will vest on November 20, 2016, and 1/16th of the shares underlying the RSU Award will vest on each quarterly vesting date thereafter, subject to Mr. Sipes’ continuing to be a service provider on each applicable vesting date.

The COO Letter Agreement provides that if, (i) within 60 days prior to a “change of control,” (as defined in the COO Letter Agreement), his employment is terminated without “cause” (as defined in the COO Letter Agreement) and/or he is not hired by the surviving entity, or (ii) within 12 months following a “change of control” (a) his employment is terminated without “cause” or (b) he resigns for “good reason” (as defined in the COO Letter Agreement), then, in each case, 50% of the then-unvested shares underlying his RSU Award shall immediately vest upon such termination date.

The Company has entered into its standard form of indemnification agreement with Mr. Sipes, a copy of which is filed as Exhibit 10.11 of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2013. Other than the indemnification agreement described in the preceding sentence, Mr. Sipes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Sipes and any directors or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.

August 17, 2016	By:	/s/ Clyde Hosein
		Name:	Clyde Hosein
		Title:	Executive Vice President and Chief Financial Officer